Exhibit 99.1
Press Release
For further information, please contact:
Daniel R. Kadolph, Executive Vice President and Chief Financial Officer
(708) 450-6759
MIDWEST BANC HOLDINGS DECLARES DIVIDEND
Melrose Park, Illinois (February 26, 2007) — Midwest Banc Holdings, Inc. (NASDAQ: MBHI) announced that its board of directors declared a $0.13 per share dividend to its common stockholders. The dividend will be payable on April 4, 2007 to stockholders of record as of March 16, 2007. Midwest Banc Holdings currently has 24.7 million shares outstanding.
Midwest Banc Holdings also announced that its 2007 annual meeting of stockholders will be held on May 2, 2007, 10:00 a.m., Chicago time, at Dominican University Priory Campus, 7200 West Division Street, River Forest, Illinois 60305.
Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area. The Company’s principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Financial and Investment Services, Inc., Midwest Bank Insurance Services, LLC, and Royal American Investment Services, Inc. Information on Midwest Banc Holdings, Inc. is available at www.midwestbanc.com.
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